    As filed with the Securities and Exchange Commission on January 23, 2001
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    -----------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                  --------------------------------------------

                            VASCULAR SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

                 Minnesota                               41-1859679
      (State or other jurisdiction of       (I.R.S. Employer Identification No.)
       incorporation or organization)
           2495 Xenium Lane North                          55441
           Minneapolis, Minnesota                        (Zip Code)
  (Address of principal executive offices)

           VASCULAR SOLUTIONS, INC. STOCK OPTION AND STOCK AWARD PLAN
              VASCULAR SOLUTIONS, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                                            Copy to:
            Howard C. Root                              Timothy S. Hearn
       Vascular Solutions, Inc.                       Dorsey & Whitney LLP
        2495 Xenium Lane North                       Pillsbury Center South
     Minneapolis, Minnesota 55441                    220 South Sixth Street
(Name and address of agent for service)        Minneapolis, Minnesota 55402-1498

                                 (763) 656-4300
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                 Proposed Maximum        Proposed Maximum
Title of Securities to      Amount to be          Offering Price            Aggregate              Amount of
     be Registered         Registered (1)          Per Share (2)        Offering Price (2)      Registration Fee
--------------------------------------------------------------------------------------------------------------------
     common stock         4,000,000 shares             $7.04                $28,161,245              $7,045
   ($.01 par value)
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c). The proposed maximum aggregate offering price has been calculated as follows: options to purchase 1,292,291 shares have been issued with an approximate weighted average stock exercise price of $6.47; and the stock exercise price with respect to 2,707,709 shares that are being registered herein but remain unissued is based upon $7.31 which represents the average of the high and low prices of the common stock as reported on the Nasdaq National Market on January 19, 2001.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by Vascular Solutions, Inc. with the Securities and Exchange Commission are incorporated by reference in this registration statement:

         (a) Our prospectus filed on July 20, 2000, pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with registration statement No. 333-84089 on Form S-1 in which there is set forth audited financial statements for Vascular Solutions' fiscal years ended December 31, 1999 and 1998;

         (b) Our quarterly reports on Form 10-Q for the quarters ended June 30 and September 30, 2000; and

         (c) The description of our common stock contained in our registration statement on Form 8-A dated October 12, 1999, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this registration statement on Form S-8 and prior to the termination of the offering described herein.

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 302A.521 of the Minnesota Statutes provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit and
Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions in such person's official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions in such person's official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. Section 302A.521 also requires payment by a corporation, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

         Article IX of Vascular Solutions' bylaws provide that Vascular Solutions shall indemnify officers and directors to the extent permitted by
Section 302A.521 as now enacted or hereafter amended.

         Vascular Solutions maintains a policy of directors' and officers' liability insurance that insures Vascular Solutions' directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1 Amended and Restated Articles of Incorporation of Vascular Solutions, Inc. (incorporated by reference to Exhibit 3.1 to Vascular Solutions' Form 10-Q for the quarter ended September 30, 2000).

         4.2 Bylaws of Vascular Solutions, Inc. (incorporated by reference to Exhibit 3.2 of Vascular Solutions' Registration Statement on Form S-1 (File No. 333-84089)).

         4.3 Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 of Vascular Solutions' Registration Statement on Form S-1 (File No. 333-84089)).

         10.1 Vascular Solutions, Inc. Stock Option and Stock Award Plan, as amended.

         10.2 Vascular Solutions, Inc. Employee Stock Purchase Plan, as amended.

         5.1      Opinion of Dorsey & Whitney LLP.

         23.1     Consent of Ernst & Young LLP.

         23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

         24.1     Power of Attorney (included on signature page).

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (b) The undersigned registrant hereby undertakes
                  that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c) Insofar as indemnification for liabilities
                  arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 23rd day of January, 2001.

                                              VASCULAR SOLUTIONS, INC.


                                              By: /s/ Howard Root
                                                 -------------------------------
                                                  Howard Root
                                                  Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard Root and Jerry Johnson and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 23rd day of January, 2001, by the following persons in the capacities indicated.

                Signature                                 Title
                ---------                                 -----

            /s/ Howard Root                 Chief Executive Officer and Director
----------------------------------------    (principal executive officer)
               Howard Root

           /s/ Jerry Johnson                Chief Financial Officer
----------------------------------------    (principal financial officer and
              Jerry Johnson                 principal accounting officer)

           /s/ Gary Gershony                Director
----------------------------------------
             Gary Gershony

          /s/ Gerald Langeler               Director
----------------------------------------
             Gerald Langeler

          /s/ James Jacoby, Jr.             Director
----------------------------------------
            James Jacoby, Jr.

            /s/ Richard Nigon               Director
----------------------------------------
              Richard Nigon

            /s/ Michael Kopp                Director
----------------------------------------
               Michael Kopp

                                  EXHIBIT INDEX

Exhibit

4.1 Amended and Restated Articles of Incorporation of Vascular Solutions, Inc. (incorporated by reference to Exhibit 3.1 to Vascular Solutions' Form 10-Q for the quarter ended September 30, 2000).

4.2      Bylaws of Vascular Solutions, Inc. (incorporated by reference to
         Exhibit 3.2 of Vascular Solutions' Registration Statement on Form S-1 (File No. 333-84089)).

4.3 Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 of Vascular Solutions' Registration Statement on Form S-1 (File No. 333-84089)).

10.1     Vascular Solutions, Inc. Stock Option and Stock Award Plan, as amended.

10.2     Vascular Solutions, Inc. Employee Stock Purchase Plan, as amended.

5.1      Opinion of Dorsey & Whitney LLP.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

24.1     Power of Attorney (included on signature page).